    As Filed With the Securities and Exchange Commission on December 4, 2001

                                                Registration No. 333-___________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549
                                  __________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________

                            SOURCINGLINK.NET, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                                    98-0132465
    (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                      Identification No.)

       16855 West Bernardo Drive, Suite 260, San Diego, California 92127
             (Address of Principal Executive Offices)    (Zip Code)
                                  __________

                           1999 STOCK INCENTIVE PLAN
                           (Full titles of the plans)
                                  __________

                            Dan Rawlings, President
                            SourcingLink.net, Inc.
                     16855 West Bernardo Drive, Suite 260
                          San Diego, California 92127
                    (Name and address of agent for service)

                                (858) 385-8900
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                            Bruce W. Feuchter, Esq.
          Stradling Yocca Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                (949) 725-4000

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================
Title of Securities      Amount To Be       Proposed Maximum      Proposed Maximum          Amount of
 To Be Registered       Registered/(1)/      Offering Price      Aggregate Offering      Registration Fee
                                             Per Share (2)           Price (2)
=========================================================================================================
Common Stock,
$ 0.001 par value       750,000 shares            (2)                $300,000                  $72
=========================================================================================================

 (1) Includes additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1999 Stock Incentive Plan (the "1999 Plan"). 250,000 shares of Common Stock available for issuance under the 1999 Plan were registered on a Registration Statement on Form S-8 on August 6, 1999 (Registration No. 333-84643).

 (2) In accordance with Rule 457(h), the aggregate offering price of 750,000 shares of Common Stock registered hereby which would be issued upon exercise of options granted under the 1999 Plan is estimated solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class as determined in accordance with Rule 457(c) using the average of the high and low price reported on the Nasdaq SmallCap Market for the Common Stock of the Registrant on November 30, 2001, which was approximately $0.40 per share.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-84643) are incorporated herein by reference.

Item 8.  Exhibits.
-----------------

         The following exhibits are filed as part of this Registration
Statement:

         Number              Description
         ------              -----------

          4.1 1999 Stock Incentive Plan (incorporated herein by reference to Exhibit A to the Registrant's Proxy Statement filed pursuant to Section 14(a) of the Exchange Act on June 17,
                    1999).

          5.1 Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation, Counsel to the Registrant.

         23.1 Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5.1).

         23.2 Consent of PricewaterhouseCoopers LLP, independent accountants.

         24.1 Power of Attorney (included on signature page to the Registration Statement at page S-1).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 3rd day of December, 2001.

                               SOURCINGLINK.NET, INC.
                               (Registrant)


                               By:    /s/ Dan Rawlings
                                  -----------------------------------------
                                      Dan Rawlings
                                      President and Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned directors and officers of SourcingLink.net, Inc. do hereby constitute and appoint Dan Rawlings our true and lawful attorney and agent, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                                         Date
---------                                   -----                                         ----
         /s/ Dan Rawlings                   President, Chief Executive Officer and        December 3, 2001
------------------------------------        Director (Principal Executive Officer)
             Dan Rawlings


       /s/ Gary Davidson                    Vice President of Finance and                 December 3, 2001
------------------------------------        Chief Financial Officer (Principal
           Gary Davidson                    Financial and Accounting Officer)


   /s/ Marcel van Heesewijk                 Chairman of the Board of Directors            December 3, 2001
------------------------------------
       Marcel van Heesewijk

      /s/ Johan Vunderink                   Director                                      December 3, 2001
------------------------------------
          Johan Vunderink

      /s/ Louis Delmonico                   Director                                      December 3, 2001
------------------------------------
          Louis Delmonico

                                 EXHIBIT INDEX

                                                                                     Sequential
Number                               Description                                     Page Number
------                               -----------                                     -----------
  4.1       1999 Stock Incentive Plan (incorporated herein by reference to
            Exhibit B to the Registrant's Proxy Statement filed pursuant
            to Section 14(a) of the Exchange Act on June 17, 1999).                       --

  5.1       Opinion of Stradling Yocca Carlson & Rauth, a Professional
            Corporation, Counsel to the Registrant.                                        5

 23.1       Consent of Stradling Yocca Carlson & Rauth, a Professional
            Corporation (included in the Opinion filed as Exhibit 5.1).                   --

 23.2       Consent of PricewaterhouseCoopers LLP, independent accountants.                6

 24.1       Power of Attorney (included on signature page to the
            Registration Statement at page S-1).                                          --